Exhibit 99.1

ATN Reports Second Quarter 2022 Results and
Reiterates Financial Outlook

Second Quarter 2022 Results

•	Revenues increased to $179.5 million from $123.9 million a year ago, primarily due to the successful acquisition of Alaska Communications.

•	Net loss was $0.5 million versus net income of $2.0 million a year ago.

•	EBITDA[1] increased to $38.8 million from $23.1 million a year ago.

•	Adjusted EBITDA[2] increased to $39.2 million from $25.2 million a year ago.

•	Capital expenditures were $40.6 million.

•	Total cash, cash equivalents and restricted cash was $72.2 million as of June 30, 2022.

Beverly, MA (July 27, 2022) -- ATN International, Inc. (“ATN” or the “Company”) (Nasdaq: ATNI), a leading provider of digital infrastructure and communications services, today reported results for the three and six months ended June 30, 2022.

“We delivered solid revenues in the second quarter while at the same time managing a slight uptick in labor expenses and increased development costs as we continued to invest in advancing our long-term growth strategy,” said Michael Prior, Chief Executive Officer of ATN. “After one full year of operating Alaska Communications, we have expanded our overall U.S. infrastructure footprint, strengthened our base of recurring revenues, and increased our topline segment revenues by more than 50% year over year. In addition, by combining forces with the Alaska team, we have won several significant awards to bring increased, and more affordable, connectivity to some of the state’s more rural locations.

1 See Table 5 for reconciliation of Operating Income to EBITDA, a non-GAAP measure.

2 See Table 5 for reconciliation of Operating Income to Adjusted EBITDA, a non-GAAP measure.

1

“Our Commnet Broadband subsidiary announced separately today, that we entered into an agreement this week to acquire Sacred Wind Enterprises, the largest privately owned broadband company in New Mexico. We view this transaction as a next step in the transformation of Commnet’s legacy wholesale roaming business. When complete, the combination will expand our core digital infrastructure footprint and development pipeline, and increase the scale of our wholesale carrier, residential, and business broadband services in the rural Southwest. We expect to utilize approximately $25.0 million of cash and assume approximately $32.0 million in debt to close the transaction after we have obtained regulatory approvals. We do not expect this business combination to have a meaningful impact on our 2022 operating results, as its closing is currently anticipated to occur in the fourth quarter of this year. On a standalone basis, we expect Sacred Wind Enterprises to generate approximately $10 million of EBITDA in 2022.

“Additionally, we are pleased to announce that we have won a grant for approximately $10 million in support of our Southern Apache County Fiber to the Home project. Through this project, we aim to deliver fiber-based broadband to more than 11,000 residents and 4,000 homes and businesses in several northeastern Arizona communities, many of which suffer from high unemployment and poverty rates.

“We remain committed to building more core digital infrastructure and expanding our fiber footprint in the communities we serve. By focusing on our growth strategy and putting our customers first, we have continued to advance many of our key metrics, including homes passed by broadband services, total broadband customers, and broadband customers served by networks with speeds of 100 MBPs or greater. On this point, we saw our broadband homes passed by high-speed networks increase to nearly 200,000, and are now able to offer more than half of our broadband customer base high-speed services, driven primarily by expansion in our International Telecom markets. Overall, we expect our investments from the first half of 2022 to support our annual and multi-year revenue and EBITDA growth projections, and we continue to see ample demand for our cutting-edge solutions,” added Prior.

2

Second Quarter 2022 Financial Results

Second quarter 2022 consolidated revenues were $179.5 million, up 45% compared with $123.9 million in the same period a year ago. The Company reported operating income of $1.7 million and Adjusted EBITDA2 of $39.2 million compared with an operating income of $2.9 million and Adjusted EBITDA2 of $25.2 million in the same period a year ago. The increase in revenue and Adjusted EBITDA2 was mostly driven by the addition of Alaska Communications' results, partially offset by a decline in legacy wholesale wireless revenues and increased operating expenses in the Company’s International Telecom segment. These expenses reflect the Company’s continued investment in network expansion and enhancement, along with improving its sales and marketing capabilities to support future growth. The decrease in operating income for the quarter includes the impact of the increased depreciation and amortization expenses from Alaska Communications. Net loss attributable to ATN stockholders for the second quarter was $0.5 million, or $0.11 loss per share, compared with net income attributable to ATN stockholders of $2.0 million, or $0.13 income per diluted share, in the same period a year ago. The increase in the net loss for the quarter was driven by the increase in interest expense from the Alaska Communication’s acquisition and other expenses related to dissolving a defined benefit pension plan.

Second Quarter 2022 Operating Segment Results

The Company recorded financial results during the second quarter of 2022 in three categories: (i) International Telecom; (ii) US Telecom; and (iii) All Other. For the purposes of the below presentation, the Company’s Renewable Energy segment has been combined with the Company’s Corporate segment and Other segment as “All Other.”

Operating Results (in Thousands)

	For Three Months Ended June 30, 2022 and 2021
	2022	2021	2022	2021	2022	2021	2022	2021
	International	International	US	US			Total	Total
	Telecom	Telecom	Telecom	Telecom	All Other*	All Other*	ATN	ATN
Revenue	$88,406	$86,218	$91,091	$37,647	$-	$-	$179,497	$123,865
Operating Income (Loss)	$11,645	$14,643	$(281)	$(556)	$(9,642)	$(11,182)	$1,722	$2,905
EBITDA[1]	$27,113	$28,433	$20,338	$4,523	$(8,662)	$(9,896)	$38,789	$23,060
Adjusted EBITDA[2]	$27,113	$28,437	$20,650	$4,545	$(8,590)	$(7,783)	$39,173	$25,199
Capital Expenditures**	$18,699	$11,337	$21,709	$3,854	$222	$1,061	$40,630	$16,252

	For Six Months Ended June 30, 2022 and 2021
	2022	2021	2022	2021	2022	2021	2022	2021
	International	International	US	US			Total	Total
	Telecom	Telecom	Telecom	Telecom	All Other*	All Other*	ATN	ATN
Revenue	$175,191	$170,036	$176,326	$77,921	$-	$418	$351,517	$248,375
Operating Income (Loss)	$23,450	$27,786	$(4,914)	$(1,090)	$(16,703)	$(20,442)	$1,833	$6,254
EBITDA[1]	$53,233	$55,402	$36,987	$9,182	$(14,770)	$(17,668)	$75,450	$46,916
Adjusted EBITDA[2]	$54,264	$55,405	$40,229	$9,193	$(14,685)	$(14,695)	$79,808	$49,903
Capital Expenditures**	$33,870	$21,843	$40,804	$18,792	$424	$1,297	$75,098	$41,932

*For this table presentation, the Renewable Energy segment results and Corporate and Other segment results were combined. See table 4 for the separate presentation of the financial performance of these segments.

**Includes reimbursable capital expenditures of $3.7 million and $3.9 million for the three and six months ended June 30, 2022, respectively, and reimbursable capital expenditures of $0.3 million and $6.5 million for the three and six months ended June 30, 2021, respectively.

3

International Telecom

International Telecom revenues3 were $88.4 million for the quarter, up 3% year over year. This increase was mainly due to mobile subscriber growth and higher carrier services revenue, which resulted from increased travel and tourism in the U.S. Virgin Islands and Bermuda. The increase in segment revenues was partially offset by a scheduled step down in federal high-cost support subsidies for the U.S. Virgin Islands. Operating expenses for the quarter increased incrementally year over year as the Company invested in expanding and enhancing its networks and sales and marketing capabilities to expand its subscriber base. Operating income was $11.6 million and Adjusted EBITDA2 was $27.1 million in the quarter, compared with operating income of $14.6 million and Adjusted EBITDA2 of $28.4 million in the prior year period. The year-over-year changes in operating income and Adjusted EBITDA2 were mainly due to higher operating expenditures, which offset the increase in total segment revenues.

US Telecom

US Telecom segment revenues4 were $91.1 million in the quarter, more than doubling from $37.6 million in the prior year period. Business and carrier services revenues accounted for approximately 70% of the segment’s services revenues in the second quarter of 2022. Operating loss was $0.3 million compared with $0.6 million in the same period a year ago. Adjusted EBITDA2 was $20.7 million in the quarter compared with $4.5 million in the same period a year ago. The increase in segment revenue and Adjusted EBITDA2 was mainly due to the consolidation of Alaska Communications, partially offset by the reduction in legacy wholesale wireless revenues.

By the end of the second quarter of 2022, the Company had completed and activated approximately 65% of the total sites related to the network build portion of its long-term FirstNet Agreement. The Company now expects to complete an additional 20% of the total build by the end of 2022 with completion of remainder of the sites in early 2023. Revenues from the build will be largely offset by construction costs incurred in the same period.

3International Telecom revenues are generated by delivery of a broad range of communications and managed IT services, including data, voice and video services from the Company’s fixed and mobile network operations in Bermuda and the Caribbean, and include direct government payments as part of the FCC high-cost support program in the USVI.

4 US Telecom revenues consist of broadband, carrier services, managed IT services, fixed enterprise, and mobile retail revenues from the Company’s networks and operations in Alaska and in the western United States, including various government programs such as CAF II, E-Rate, Lifeline and rural healthcare support programs.

4

Balance Sheet and Cash Flow Highlights

As of June 30, 2022, the Company had total cash, cash equivalents and restricted cash of $72.2 million, compared with $80.7 million as of December 31, 2021.

Net cash provided by operating activities was $50.7 million for the six months ended June 30, 2022, compared with $27.5 million for the six months ended June 30, 2021. The year-over-year increase in operating cash flow was due to the increase in EBITDA for the first six months of 2022, which offset net uses of working capital. For the six months ended June 30, 2022, the Company used net cash of $59.3 million for investing and financing activities, compared to $36.5 million for the six months ended June 30, 2021. The net use of cash was primarily attributable to $75.1 million in capital expenditures, $4.5 million of purchases of minority equity interests in the Company’s subsidiaries and $7.5 million in dividends to Company stockholders and repurchases of Company common stock. These uses of cash were partially offset by net borrowings of $24.5 million under revolving credit agreements.

Quarterly Dividends and Stock Buybacks

On June 13, 2022, ATN announced that its Board of Directors had declared a quarterly dividend of $0.17 per share, payable on July 8, 2022, on all common shares outstanding to stockholders of record as of June 30, 2022. For the six months ended June 30, 2022, the Company utilized cash on hand to repurchase $0.9 million in common stock.

2022 Guidance and Outlook

The Company is reiterating its outlook for 2022 financial performance and its targets to be achieved in the three-year period ending in 2024, originally provided on February 23, 2022, within its fourth quarter and full year 2021 earnings release. The foundation of the Company’s full year 2022 financial targets is based on continued capital investments in the range of $150 to $160 million (net of reimbursed amounts), primarily in network expansion and upgrades, which are expected to drive subscriber and revenue growth in the following periods. The Company continues to expect its Adjusted EBITDA levels to increase in the second half of 2022 and to be in the range of $165 to $170 million for the full year5.

 5 For the Company’s 2022 Guidance Adjusted EBITDA , the Company is not able to provide without unreasonable effort the most directly comparable GAAP financial measures, or reconciliations to such GAAP financial measures, on a forward-looking basis. Please see “Use of Non-GAAP Financial Measures” below for a full description of items excluded from the Company’s expected Adjusted EBITDA.

5

Strategic Progress Highlights

The Company believes that its Glass and Steel™ and “first-to-fiber” market strategies are important for its long-term success and sees a rapidly growing need for more bandwidth and reliable connectivity. Deploying capital for growth in fiber and fiber-fed high-speed data solutions to more homes, businesses, schools, cell sites, and communities, inclusive of the Company’s acquisition of Alaska Communications, has led to increases in the Company’s fiber footprint and broadband subscriber levels.

From January 1, 2020, to the present, the Company has:

•	Added 306,000 premises passed by broadband, with 36,000 of the total group passed by higher-speed solutions[6] .

•	Added approximately 65,200 broadband subscribers.

•	Increased terrestrial fiber facilities by adding over 6,370 route miles.

•	Expanded mobile data capacity in all markets and added approximately 62,800 mobile subscribers.

Conference Call Information

ATN will host a conference call on Thursday, July 28, 2022, at 10:00 a.m. Eastern Time (ET) to discuss its second quarter results and business outlook. The call will be hosted by Michael Prior, Chairman and Chief Executive Officer, and Justin Benincasa, Chief Financial Officer. Key details regarding the call are as follows:

Call Date: Thursday, July 28, 2022
Call Time: 10:00 a.m. ET
Webcast Link: https://edge.media-server.com/mmc/p/mhsoowk7
Live Call Participant Link: https://register.vevent.com/register/BI58f382e1d9c744529bb8c9941529aab2

Webcast Link Instructions

You can listen to a live audio webcast of the conference call by visiting the “Webcast Link” above or the "Events & Presentations" section of the Company's Investor Relations website at https://ir.atni.com/events-and-presentations. A replay of the conference call will be available at the same locations beginning at approximately 1:00 pm ET on the same day. The Company also will provide an investor presentation as a supplement to the call on the “Events & Presentations” section of its Investor Relations website.

6 Defined as download speeds of greater than 100 MBPS.

6

Live Call Participant Instructions

To participate in the live call, you must register using the “Live Call Participant Link” above. Once registered, you will receive dial-in numbers and a unique PIN number. When you dial in, you will input your PIN and be routed into the call. If you register and forget your PIN, or lose the registration confirmation email, simply re-register to receive a new PIN.

About ATN

ATN International, Inc. (Nasdaq: ATNI), headquartered in Beverly, Massachusetts, is a provider of digital infrastructure and communications services in the United States and internationally, including the Caribbean region, with a focus on rural and remote markets with a growing demand for infrastructure investments. The Company’s operating subsidiaries today primarily provide: (i) advanced wireless and wireline connectivity to residential, business and government customers, including a range of high-speed Internet and data services, fixed and mobile wireless solutions, and video and voice services; and (ii) carrier and enterprise communications services, such as terrestrial and submarine fiber optic transport, and communications tower facilities. For more information, please visit www.atni.com.

7

Cautionary Language Concerning Forward Looking Statements

This press release contains forward-looking statements relating to, among other matters, the Company’s future financial performance, business goals and objectives, and results of operations, expectations regarding the transition of its US Telecom business, its future revenues, operating income, EBITDA, Adjusted EBITDA, and capital investments; demand for the Company’s services and industry trends; construction progress under the Company’s FirstNet agreement and the effect such progress will have on the Company’s financial results; the Company’s receipt of certain grant awards; the Company’s anticipated acquisition of Sacred Wind Enterprises and related business impacts; expectations regarding the benefits of the Company’s acquisition of Alaska Communications; the Company’s liquidity; the organization of the Company’s business; and management’s plans and strategy for the future. These forward-looking statements are based on estimates, projections, beliefs, and assumptions and are not guarantees of future events or results. Actual future events and results could differ materially from the events and results indicated in these statements as a result of many factors, including, among others, (1) the Company’s ability to successfully transition its US Telecom business away from wholesale wireless to other carrier and consumer-based services; (2) the general performance of the Company’s operations, including operating margins, revenues, capital expenditures, and the retention of and future growth of the Company’s subscriber base and ARPU; (3) the Company’s ability to realize cost synergies and expansion plans for its Alaska Communications business; (4) the Company’s ability to satisfy the needs and demands of the Company’s major carrier customers; (5) the Company’s ability to efficiently and cost-effectively upgrade the Company’s networks and information technology platforms to address rapid and significant technological changes in the telecommunications industry; (6) government subsidy program availability and regulation of the Company’s businesses, which may impact the Company’s telecommunications licenses, the Company’s revenue and the Company’s operating costs; (7) the Company’s reliance on a limited number of key suppliers and vendors for timely supply of equipment and services relating to the Company’s network infrastructure; (8) economic, political and other risks and opportunities facing the Company’s operations, including those resulting from the pandemic, geopolitical tensions, including the Ukraine invasion, and inflation, including increased costs and supply chain disruptions; (9) the loss of, or an inability to recruit skilled personnel in the Company’s various jurisdictions, including key members of management; (10) the Company’s ability to find investment or acquisition or disposition opportunities that fit the strategic goals of the Company; (11) the occurrence of weather events and natural catastrophes and the Company’s ability to secure the appropriate level of insurance coverage for these assets; (12) increased competition; (13) the adequacy and expansion capabilities of the Company’s network capacity and customer service system to support the Company’s customer growth; and, (14) the Company’s continued access to capital and credit markets; and (15) the Company’s ability to successfully complete its pending acquisition of Sacred Wind Enterprises and recognize the expected benefits of such acquisition. These and other additional factors that may cause actual future events and results to differ materially from the events and results indicated in the forward-looking statements above are set forth more fully under Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 16, 2022 and the other reports the Company files from time to time with the SEC. The Company undertakes no obligation and has no intention to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors that may affect such forward-looking statements, except as required by law.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release also contains non-GAAP financial measures. Specifically, the Company has included EBITDA, Adjusted EBITDA and Net Debt Ratio in this release and in the tables included herein.

8

EBITDA is defined as operating income (loss) before depreciation and amortization expense. The Company has defined Adjusted EBITDA as operating income (loss) before depreciation and amortization expense, transaction-related charges, one-time impairment or special charges and the gain (loss) on disposition of assets. Net Debt Ratio is defined as total debt less cash and cash equivalents divided by the four quarters ended total Adjusted EBITDA at the measurement date. The Company believes that the inclusion of these non-GAAP financial measures helps investors gain a meaningful understanding of the Company's core operating results and enhances the usefulness of comparing such performance with prior periods. Management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the text of, and the accompanying tables to, this press release. While non-GAAP financial measures are an important tool for financial and operational decision-making and for evaluating the Company’s own operating results over different periods of time, the Company urges investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate its business.

9

Contact:

Justin D. Benincasa

Chief Financial Officer

ATN International, Inc.

978-619-1300

Polly Pearson

Investor Relations ATNI@investorrelations.com

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Table 1

ATN International, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in Thousands)

	June 30, 2022	December 31, 2021
Assets:
Cash and cash equivalents	$71,061	$79,601
Restricted cash	1,099	1,096
Customer receivable	6,239	4,145
Other current assets	145,881	147,775

Total current assets	224,280	232,617

Property, plant and equipment, net	940,273	943,209
Operating lease right-of-use assets	115,103	118,843
Customer receivable - long term	39,855	39,652
Goodwill and other intangible assets, net	191,718	198,164
Other assets	84,525	76,119
Total assets	$1,595,754	$1,608,604

Liabilities, Redeemable Non-controlling interests and Stockholders’ Equity:
Current portion of long-term debt	$3,759	$4,665
Current portion of customer receivable credit facility	5,326	4,620
Taxes payable	9,261	5,681
Current portion of lease liabilities	16,779	16,201
Other current liabilities	168,659	189,777
Total current liabilities	203,784	220,944

Long-term debt, net of current portion	$352,319	$327,111
Customer receivable credit facility, net of current portion	35,243	30,148
Deferred income taxes	18,400	21,460
Lease liabilities	88,828	91,719
Other long-term liabilities	135,103	142,033
Total liabilities	833,677	833,415

Redeemable Non-controlling interests	75,205	72,936

Stockholders' Equity
Total ATN International, Inc.’s stockholders’ equity	591,120	601,250
Non-controlling interests	95,752	101,003
Total stockholders' equity	686,872	702,253
Total liabilities, Redeemable Non-controlling interests and stockholders’ equity	$1,595,754	$1,608,604

11

Table 2

ATN International, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in Thousands, Except per Share Data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues:
Communications services	$171,795	$112,964	$338,338	$223,599
Construction	3,297	9,325	5,283	21,632
Other	4,405	1,576	7,896	3,144
Total revenue	179,497	123,865	351,517	248,375

Operating expenses (excluding depreciation and amortization unless otherwise indicated):
Cost of services and other	77,860	48,479	150,871	97,986
Cost of construction revenue	3,286	9,535	5,319	22,142
Selling, general and administrative	59,178	40,652	115,519	78,344
Transaction-related charges	412	1,396	966	2,126
Depreciation	33,817	19,739	67,109	39,849
Amortization of intangibles from acquisitions	3,250	416	6,508	813
Loss on disposition of assets	(28)	743	3,392	861
Total operating expenses	177,775	120,960	349,684	242,121

Operating income	1,722	2,905	1,833	6,254

Other income (expense):
Interest expense, net	(4,278)	(1,091)	(7,590)	(2,245)
Other income (expense)	(2,724)	(66)	1,474	2,309
Other income, net	(7,002)	(1,157)	(6,116)	64

Income before income taxes	(5,280)	1,748	(4,283)	6,318
Income tax expense (benefit)	(3,971)	(1,542)	(1,018)	(1,247)

Net income (loss)	(1,309)	3,290	(3,265)	7,565

Net income (loss) attributable to non-controlling interests, net	784	(1,271)	1,794	(2,842)

Net income (loss) attributable to ATN International, Inc. stockholders	$(525)	$2,019	$(1,471)	$4,723

Net income (loss) per weighted average share attributable to ATN International, Inc. stockholders:

Basic Net Income (loss)	$(0.11)	$0.13	$(0.24)	$0.30

Diluted Net Income (loss)	$(0.11)	$0.13	$(0.24)	$0.30

Weighted average common shares outstanding:
Basic	15,749	15,912	15,736	15,907
Diluted	15,749	15,921	15,736	15,930

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Table 3
ATN International, Inc.
Unaudited Condensed Consolidated Cash Flow Statement
(in Thousands)

	Six Months Ended June 30,
	2022	2021
Net income (loss)	$(3,265)	$7,565
Depreciation	67,109	39,850
Amortization of intangibles from acquisitions	6,508	812
Provision for doubtful accounts	3,153	2,299
Amortization of debt discount and debt issuance costs	1,004	337
Loss on disposition of long-lived assets	3,392	861
Stock-based compensation	4,028	3,511
Deferred income taxes	(3,871)	(3,236)
(Gain) loss on equity investments	(3,401)	(1,793)
Loss on pension settlement	1,725	-
Unrealized (gain) loss on foreign currency	-	(81)
Increase in customer receivable	(2,298)	(21,586)
Change in prepaid and accrued income taxes	9,433	(1,360)
Change in other operating assets and liabilities	(32,797)	281

Net cash provided by operating activities	50,720	27,460

Capital expenditures	(71,204)	(35,424)
Reimbursable capital expenditures	(3,894)	(6,508)
Purchases of strategic investments	(1,400)	(5,242)
Receipt of government grants	-	3,292
Sale of business, net of transferred cash of $0 and $0.9 million, respectively	1,835	18,597

Net cash used in investing activities	(74,663)	(25,285)

Dividends paid on common stock	(5,348)	(5,411)
Distributions to non-controlling interests	(1,375)	(4,488)
Finance leases	(574)	-
Term loan - repayments	(938)	(1,883)
Revolving credit facility – borrowings	49,000	-
Revolving credit facility – repayments	(24,500)	-
Proceeds from customer receivable credit facility	8,000	17,582
Repayment of customer receivable credit facility	(2,258)	(384)
Purchases of common stock - stock-based compensation	(1,169)	(1,713)
Purchases of common stock - share repurchase plan	(941)	(2,219)
Repurchases of non-controlling interests, net	(4,491)	(12,699)

Net cash provided by (used in) financing activities	15,406	(11,215)

Net change in total cash, cash equivalents and restricted cash	(8,537)	(9,040)

Total cash, cash equivalents and restricted cash, beginning of period	80,697	104,997

Total cash, cash equivalents and restricted cash, end of period	$72,160	$95,957

Table 4
ATN International, Inc.
Selected Segment Financial Information
(In Thousands)

For the three months ended June 30, 2022 is as follows:

	International Telecom	US Telecom	Renewable Energy	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Mobility
Business	$3,675	$301	$-	$-	$3,976
Consumer	21,279	1,549	-	-	22,828
Total	$24,954	$1,850	$-	$-	$26,804

Fixed
Business	$16,996	$31,866	$-	$-	$48,862
Consumer	41,353	19,166	-	-	60,519
Total	$58,349	$51,032	$-	$-	$109,381

Carrier Services	$3,421	$31,753	$-	$-	$35,174
Other	436	-	-	-	436

Total Communications Services	$87,160	$84,635	$-	$-	$171,795

Construction	$-	$3,297	$-	$-	$3,297

Managed services	$1,246	$3,159	$-	$-	$4,405
Total Other	$1,246	$3,159	$-	$-	$4,405

Total Revenue	$88,406	$91,091	$-	$-	$179,497

Depreciation	$15,074	$17,763	$-	$980	$33,817
Amortization of intangibles from acquisitions	$394	$2,856	$-	$-	$3,250
Total operating expenses	$76,761	$91,372	$22	$9,620	$177,775
Operating income (loss)	$11,645	$(281)	$(22)	$(9,620)	$1,722
Stock-based compensation	$56	$79	$-	$2,433	$2,568
Non-controlling interest ( net income or (loss) )	$(921)	$1,705	$-	$-	$784

Non GAAP measures:
EBITDA (1)	$27,113	$20,338	$(22)	$(8,640)	$38,789
Adjusted EBITDA (2)	$27,113	$20,650	$(22)	$(8,568)	$39,173

Balance Sheet Data (at June 30, 2022):
Cash, cash equivalents and investments	$36,472	$26,867	$133	$7,889	$71,361
Total current assets	107,004	108,005	1,243	8,028	224,280
Fixed assets, net	453,245	478,443	-	8,585	940,273
Total assets	632,399	864,324	14,970	84,061	1,595,754
Total current liabilities	85,703	91,138	356	26,587	203,784
Total debt	63,378	255,269	-	78,000	396,647

* Corporate and Other refer to corporate overhead expenses and consolidating adjustments

ATN International, Inc.
Selected Segment Financial Information
(In Thousands)

For the three months ended June 30, 2021 is as follows:

	International Telecom	US Telecom	Renewable Energy	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Mobility
Business	$1,298	$342	$-	$-	$1,640
Consumer	21,456	2,065	-	-	23,521
Total	$22,754	$2,407	$-	$-	$25,161

Fixed
Business	$16,855	$2,031	$-	$-	$18,886
Consumer	42,271	3,846	-	-	46,117
Total	$59,126	$5,877	$-	$-	$65,003

Carrier Services	$2,523	$20,038	$-	$-	$22,561
Other	239	-	-	-	239

Total Communications Services	$84,642	$28,322	$-	$-	$112,964

Construction	$-	$9,325	$-	$-	$9,325

Renewable Energy	$-	$-	$-	$-	$-
Managed services	1,576	-	-	-	1,576

Total Other	$1,576	$-	$-	$-	$1,576

Total Revenue	$86,218	$37,647	$-	$-	$123,865

Depreciation	$13,374	$5,079	$-	$1,286	$19,739
Amortization of intangibles from acquisitions	$416	$-	$-	$-	$416
Total operating expenses	$71,575	$38,203	$771	$10,411	$120,960
Operating income (loss)	$14,643	$(556)	$(771)	$(10,411)	$2,905
Stock-based compensation	$10	$-	$-	$2,165	$2,175
Non-controlling interest ( net income or (loss) )	$(1,829)	$558	$-	$-	$(1,271)

Non GAAP measures:
EBITDA (1)	$28,433	$4,523	$(771)	$(9,125)	$23,060
Adjusted EBITDA (2)	$28,437	$4,545	$(54)	$(7,729)	$25,199

* Corporate and Other refer to corporate overhead expenses and consolidating adjustments

ATN International, Inc.
Selected Segment Financial Information
(In Thousands)

For the six months ended June 30, 2022 is as follows:

	International Telecom	US Telecom	Renewable Energy	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Mobility
Business	$7,291	$674	$-	$-	$7,965
Consumer	41,249	3,006	-	-	44,255
Total	$48,540	$3,680	$-	$-	$52,220

Fixed
Business	$34,250	$59,011	$-	$-	$93,261
Consumer	82,446	38,136	-	-	120,582
Total	$116,696	$97,147	$-	$-	$213,843

Carrier Services	$6,823	$64,742	$-	$-	$71,565
Other	710	-	-	-	710

Total Communications Services	$172,769	$165,569	$-	$-	$338,338

Construction	$-	$5,283	$-	$-	$5,283

Managed services	$2,422	$5,474	$-	$-	$7,896
Total Other	$2,422	$5,474	$-	$-	$7,896

Total Revenue	$175,191	$176,326	$-	$-	$351,517

Depreciation	$28,971	$36,205	$-	$1,933	$67,109
Amortization of intangibles from acquisitions	$812	$5,696	$-	$-	$6,508
Total operating expenses	$151,741	$181,240	$45	$16,658	$349,684
Operating income (loss)	$23,450	$(4,914)	$(45)	$(16,658)	$1,833
Stock-based compensation	$116	$169	$-	$3,743	$4,028
Non-controlling interest ( net income or (loss) )	$(2,440)	$4,234	$-	$-	$1,794

Non GAAP measures:
EBITDA (1)	$53,233	$36,987	$(45)	$(14,725)	$75,450
Adjusted EBITDA (2)	$54,264	$40,229	$(45)	$(14,640)	$79,808

* Corporate and Other refer to corporate overhead expenses and consolidating adjustments

ATN International, Inc.
Selected Segment Financial Information
(In Thousands)

For the six months ended June 30, 2021 is as follows:

	International Telecom	US Telecom	Renewable Energy	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Mobility
Business	$2,495	$918	$-	$-	$3,413
Consumer	42,080	4,349	-	-	46,429
Total	$44,575	$5,267	$-	$-	$49,842

Fixed
Business	$33,488	$4,728	$-	$-	$38,216
Consumer	84,385	7,520	-	-	91,905
Total	$117,873	$12,248	$-	$-	$130,121

Carrier Services	$4,406	$38,774	$-	$-	$43,180
Other	456	-	-	-	456

Total Communications Services	$167,310	$56,289	$-	$-	$223,599

Construction	$-	$21,632	$-	$-	$21,632

Renewable Energy	$-	$-	$418	$-	$418
Managed services	2,726	-	-	-	2,726

Total Other	$2,726	$-	$418	$-	$3,144

Total Revenue	$170,036	$77,921	$418	$-	$248,375

Depreciation	$26,803	$10,272	$188	$2,586	$39,849
Amortization of intangibles from acquisitions	$813	$-	$-	$-	$813
Total operating expenses	$142,250	$79,011	$1,851	$19,009	$242,121
Operating income (loss)	$27,786	$(1,090)	$(1,433)	$(19,009)	$6,254
Stock-based compensation	$47	$-	$22	$3,442	$3,511
Non-controlling interest ( net income or (loss) )	$(3,520)	$(118)	$796	$-	$(2,842)

Non GAAP measures:
EBITDA (1)	$55,402	$9,182	$(1,245)	$(16,423)	$46,916
Adjusted EBITDA (2)	$55,405	$9,193	$(55)	$(14,640)	$49,903

* Corporate and Other refer to corporate overhead expenses and consolidating adjustments

ATN International, Inc.
Selected Segment Financial Information
(In Thousands)
at December 31, 2021

	International Telecom	US Telecom	Renewable Energy	Corporate and Other *	Total
Balance Sheet Data (at December 31, 2021):
Cash, cash equivalents and investments	$43,128	$28,486	$659	$7,628	$79,901
Total current assets	108,677	111,741	3,585	8,614	232,617
Fixed assets, net	452,856	480,250	-	10,103	943,209
Total assets	630,515	877,041	17,481	83,567	1,608,604
Total current liabilities	91,090	108,950	356	20,548	220,944
Total debt	64,243	240,802	-	61,499	366,544

(1) See Table 5 for reconciliation of Operating Income to EBITDA

(2) See Table 5 for reconciliation of Operating Income to Adjusted EBITDA

*  Corporate and Other refer to corporate overhead expenses and consolidating adjustments

ATN International, Inc.
Selected Segment Operational Information

	As of	As of	As of
	December 31,	March 31,	June 30,
	2021	2022	2022
Consolidated Operational Data #:
Fiber Route Miles	9,058	9,127	9,399
Fiber Connected Towers *	394	394	398
Owned Towers **	398	398	398

Broadband Homes Passed - total	565,300	565,600	569,800
Broadband Homes Passed - by HSD ***	190,400	193,300	199,800
% Broadband Homes Passed by HSD ***	34%	34%	35%

Broadband Customers	203,700	204,000	204,500
HSD *** Capable Customers	98,100	101,800	105,600
% HSD*** Capable Customers	48%	50%	52%

	Quarter ended
	June 30,	September 30,	December 31,	March 31,	June 30,
	2021	2021	2021	2022	2022
International Telecom Operational Data:

Mobile - Subscribers #
Pre-Paid	273,400	276,400	285,800	291,900	297,000
Post-Paid	46,600	49,200	49,800	50,200	51,900
Total	320,000	325,600	335,600	342,100	348,900

Mobile - Blended Churn	2.19%	2.68%	2.73%	2.86%	2.80%

# Data presented may differ from prior reported quarter to reflect more accurate data and/or changes in calculation methodology and process.

* All cell sites, including rooftops, that the company serves with its own fiber

** All geographically distinct cell sites, including towers and other structures

*** HSD is defined as download speeds > 100 Mbs

Table 5
ATN International, Inc.
Reconciliation of Non-GAAP Measures
(In Thousands)
For the three months ended June 30, 2022 is as follows:

	International Telecom	US Telecom	Renewable Energy	Corporate and Other *	Total
Operating income (loss)	$11,645	$(281)	$(22)	$(9,620)	$1,722
Depreciation expense	15,074	17,763	-	980	33,817
Amortization of intangibles from acquisitions	394	2,856	-	-	3,250
EBITDA	$27,113	$20,338	$(22)	$(8,640)	$38,789

Transaction-related charges	-	340	-	72	412
(Gain) Loss on disposition of assets	-	(28)	-	-	(28)
ADJUSTED EBITDA	$27,113	$20,650	$(22)	$(8,568)	$39,173

Revenue	$88,406	$91,091	$-	$-	$179,497
ADJUSTED EBITDA MARGIN	30.7%	22.7%	NA	NA	21.8%

For the three months ended June 30, 2021 is as follows:

	International Telecom	US Telecom	Renewable Energy	Corporate and Other *	Total
Operating income (loss)	$14,643	$(556)	$(771)	$(10,411)	$2,905
Depreciation expense	13,374	5,079	-	1,286	19,739
Amortization of intangibles from acquisitions	416	-	-	-	416
EBITDA	$28,433	$4,523	$(771)	$(9,125)	$23,060

Transaction-related charges	-	-	-	1,396	1,396
(Gain) Loss on disposition of assets	4	22	717	-	743
ADJUSTED EBITDA	$28,437	$4,545	$(54)	$(7,729)	$25,199

Revenue	$86,218	$37,647	$-	$-	$123,865
ADJUSTED EBITDA MARGIN	33.0%	12.1%	NA	NA	20.3%

For the six months ended June 30, 2022 is as follows:

	International Telecom	US Telecom	Renewable Energy	Corporate and Other *	Total
Operating income (loss)	$23,450	$(4,914)	$(45)	$(16,658)	$1,833
Depreciation expense	28,971	36,205	-	1,933	67,109
Amortization of intangibles from acquisitions	812	5,696	-	-	6,508
EBITDA	$53,233	$36,987	$(45)	$(14,725)	$75,450

Transaction-related charges	-	881	-	85	966
(Gain) Loss on disposition of assets	1,031	2,361	-	-	3,392
ADJUSTED EBITDA	$54,264	$40,229	$(45)	$(14,640)	$79,808

Revenue	$175,191	$176,326	$-	$-	$351,517
ADJUSTED EBITDA MARGIN	31.0%	22.8%	NA	NA	22.7%

For the six months ended June 30, 2021 is as follows:

	International Telecom	US Telecom	Renewable Energy	Corporate and Other *	Total
Operating income (loss)	$27,786	$(1,090)	$(1,433)	$(19,009)	$6,254
Depreciation expense	26,803	10,272	188	2,586	39,849
Amortization of intangibles from acquisitions	813	-	-	-	813
EBITDA	$55,402	$9,182	$(1,245)	$(16,423)	$46,916

Transaction-related charges	-	-	566	1,560	2,126
(Gain) Loss on disposition of assets	3	11	624	223	861
ADJUSTED EBITDA	$55,405	$9,193	$(55)	$(14,640)	$49,903

Revenue	$170,036	$77,921	$418	$-	$248,375
ADJUSTED EBITDA MARGIN	32.6%	11.8%	-13.2%	NA	20.1%

Table 6

ATN International, Inc.
Non GAAP Measure - Net Debt Ratio
(in Thousands, Except per Share Data)

	June 30,	December 31,
	2022	2021
Current portion of long-term debt *	$3,759	$4,665
Long-term debt, net of current portion *	352,319	327,111
Total debt	$356,078	$331,776
Less: Cash and cash equivalents	71,061	79,601

Net Debt	$285,017	$252,175
Adjusted EBITDA - for the four quarters ended	$158,948	$129,047
Net Debt Ratio	1.79	1.95

*  Excludes Customer Receivable and Credit Facility